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                                                                      EXHIBIT 16


                   ING GROUP - U.S.A. Holding Company System
                            As of December 31, 1995

ING Group N.V. (The Netherlands) - No FEIN(non-insurer)
 ING Bank N.V. (The Netherlands) - No FEIN(non-insurer)
 ING Verzekeringen N.V. (The Netherlands) - No Fein (non-insurer)
   ING Insurance International B.V. (The Netherlands) - No FEIN(non-insurer)
     Nederlands Reassurantie Groep Holding N.V. (The Netherlands) (non-insurer)
       NRG America Holding Company (Pennsylvania) (non-insurer) (23-2074221)
          NRG America Syndicate (New York) (non-insurer) (22-2281839)
          NRG America Management Corporation (Pennsylvania) (23-1667532) Philadelphia Reinsurance Corporation (Pennsylvania) (23-1620930)
     Nationale-Nederlanden Intertrust B.V. (The Netherlands) (non-insurer)
       NNUS Realty Corporation (Delaware) (non-insurer) (13-3062172)
     ING America Insurance Holdings, Inc. (Delaware) (non-insurer) (02-0333654)
       ING North America Insurance Corporation (Delaware) (non-insurer) (52-
               1317217)
       Internationale-Nederlanden U.S. P&C Corporation, Inc. (Delaware) (non-
               insurance) (51-0290450)
          Excelsior Insurance Company (New Hampshire) (15-0302550)
          Peerless Insurance Company (New Hampshire) (02-0177030)
          America First Insurance Company (Florida) (58-0953149)
          Alabama First Insurance Company (Alabama) (63-0830057)
          Fidelity Southern Insurance Company (Texas) (74-1276503)
          Diversified Settlements, Inc. (New Hampshire) (non-insurer) (02-
               0424648)
          The Netherlands Insurance Company (New Hampshire) (02-0342937) Indiana Insurance Company (Indiana) (35-0410010)
            Consolidated Insurance Company (Indiana) (35-6018568)
          Cooling Grumme Mumford Company, Inc. (Indiana) (non-insurance) (35-
               6018566)
       Internationale Nederlanden America Life Corporation (Georgia) (non-
               insurer) (58-1360182)
          Southland Life Insurance Company (Texas) (75-0572420)
          GAC Capital, Inc. (Delaware) (non-insurer) (51-0266924)
          Life Insurance Company of Georgia (Georgia) (58-0298930)
            Springstreet Associates, Inc. (Georgia) (non-insurer) (58-1822054) Security Life of Denver Insurance Company (Colorado) (84-0499703)
          ING America Equities, Inc. (Colorado) (non-insurer) (84-0499703) Midwestern United Life Insurance Company (Indiana) (35-0838945)
          First Secured Mortgage Deposit Corporation (Colorado) (non-insurance)
              (84-1086427)
          First ING of New York (New York) (13-2740556)
          Wilderness Associate (Colorado) (non-insurer)
       Columbine Life Insurance Company (Colorado) (52-1222820)
       Security Life of Denver International, LTD (non-insurer)
       SLR Management, LTD (Bermuda) (non-insurer)
       Lion Custom Investments (Delaware) (non-insurer)
       Orange Investment Enterprises, Inc. (Delaware) (non-insurer)
       ING Segures Sociedad Anonima de Capital Variable (Mexico) Insurer
       ING Investment Management Inc. (Delaware) (58-1515059)